UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
January 30, 2026
COMMISSION FILE NUMBER 1-6780 (Rayonier Inc.)
COMMISSION FILE NUMBER: 333-237246 (Rayonier, L.P.)
RAYONIER INC.
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
RAYONIER, L.P.
Incorporated in the State of Delaware
I.R.S. Employer Identification Number 91-1313292
1 Rayonier Way
Wildlight, Florida 32097
(Principal Executive Office)
Telephone Number: (904) 357-9100
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Exchange
Common Shares, no par value, of Rayonier Inc.	RYN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities
Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Rayonier Inc.:	Emerging growth company	☐
Rayonier, L.P.:	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Rayonier Inc.:	☐
Rayonier, L.P.:	☐

ITEM 1.01.	Entry Into a Material Definitive Agreement.
On January 30, 2026, Rayonier Inc. (“Rayonier”), Rayonier TRS Holdings Inc. (“TRS”), Rayonier Operating Company LLC (“ROC”), Rayonier, L.P. (“RLP”), PotlatchDeltic Forest Holdings, LLC (“Potlatch Forest”) and PotlatchDeltic Land & Lumber, LLC (“Potlatch Land & Lumber”; collectively with Rayonier, TRS, ROC, RLP and Potlatch Forest, each individually a “Borrower” and collectively, the “Borrowers”) entered into a Second Amended and Restated Credit Agreement (the “Credit Agreement”) with the several banks, financial institutions and other institutional lenders party thereto as Lenders (the “Lenders”), CoBank, ACB, as administrative agent, swing line lender and an issuing bank, JPMorgan Chase Bank, N.A. and Truist Bank, as co-documentation agents, and CoBank, ACB, AgFirst Farm Credit Bank, and AgWest Farm Credit, PCA, as joint lead arrangers and joint bookrunners, which amends and restates (i) that certain Amended and Restated Credit Agreement, dated as of August 15, 2025 (as amended, supplemented or otherwise modified from time to time prior to January 30, 2026), among Rayonier, TRS, ROC and RLP as borrowers, the Lenders party thereto and the Administrative Agent and (ii) that certain Second Amended and Restated Term Loan Agreement, dated as of March 22, 2018 (as amended through the Twelfth Amendment to Second Amended and Restated Term Loan Agreement, dated as of August 27, 2025), among PotlatchDeltic Corporation (“PotlatchDeltic”) (predecessor in interest to ROC), PotlatchDeltic Forest Holdings, Inc. (predecessor in interest to Potlatch Forest), and Potlatch Land & Lumber, the Guarantors (as defined therein) party thereto, the Lenders (as defined therein) party thereto and AgWest Farm Credit, PCA, as administrative agent. Capitalized terms used but not defined herein have the meanings ascribed to them in the Credit Agreement.

The Credit Agreement governs the terms of senior unsecured credit facilities in the aggregate principal amount of $1,809.5 million, consisting of:

•a $200 million revolving credit facility (the “Revolving Credit Facility”), which includes a $50 million swing line subfacility and a $50 million letter of credit subfacility, maturing on August 15, 2030;
•term loans of ROC and RLP, the aggregate outstanding principal amount of which is $600 million, with maturities ranging from April 28, 2026 to June 1, 2029 (the “Continuing Rayonier Term Loans”); and
•term loans of ROC (as successor by merger to PotlatchDeltic), Potlatch Forest and Potlatch Land & Lumber, the aggregate outstanding principal amount of which is $1,009.5 million, with maturities ranging from September 1, 2027 to August 27, 2035 (the “Continuing Potlatch Term Loans,” together with the Continuing Rayonier Term Loans, the “Term Loan Facilities”).
Each of the Borrowers guarantees each of the other Borrowers’ obligations under the Credit Agreement. In addition, the obligations under the Credit Agreement are guaranteed by PotlatchDeltic Timber, LLC, PotlatchDeltic Manufacturing, LLC and PotlatchDeltic REIT Southeastern, LLC, pursuant to the Second Amended and Restated Guarantee Agreement, dated as of January 30, 2026 (the “Guarantee Agreement”).

Under certain conditions, the Borrowers may elect to increase the aggregate amount of the commitments under the Revolving Credit Facility by a maximum amount of $200 million and request new incremental term loans up to an amount that will not cause the Leverage Ratio (as defined below) to exceed 52.5% at the time of each such request (after giving effect to any such incremental term loans then requested and increases in the commitments under the Revolving Credit Facility effected after January 30, 2026). None of the Lenders under the Credit Agreement are obligated to provide such additional commitments or incremental term loans.

The periodic interest rate on Revolving Credit Facility and Continuing Rayonier Term Loans borrowings under the Credit Agreement is based, at the Borrowers’ option, on either (1) a Term SOFR Rate or a Daily Simple SOFR Rate plus an applicable margin (currently 1.250% for advances under the Revolving Credit Facility and ranging from 1.600% to 1.920% for advances under the Continuing Rayonier Term Loans) based on the ratio of consolidated funded debt of Rayonier and its subsidiaries to the sum of the consolidated net worth of Rayonier and its subsidiaries plus the consolidated funded debt of Rayonier and its subsidiaries (the “Leverage Ratio”) or (2) the highest of the Prime Rate, the Federal Funds Effective Rate plus 0.5%, and the one-month Term SOFR Rate plus 1.00% plus the applicable margin (currently 0.250% for advances under the Revolving Credit Facility and ranging from 0.600% to 0.920% for advances under the Continuing Rayonier Term Loans) based on the Leverage Ratio. The weighted average interest rate as of January 30, 2026 was 5.43% for the Continuing Rayonier Term Loans.

The Continuing Potlatch Term Loans bear interest at either the Adjusted PCH Term SOFR, PCH Term SOFR or PCH Daily Simple SOFR rates set forth in the Credit Agreement plus an applicable margin ranging from 1.55% and 2.30%, subject to adjustment pursuant to a SOFR interest rate reset described in the Credit Agreement. The weighted average interest rate as of January 30, 2026 was 5.74% for the Continuing Potlatch Term Loans.

Interest on the Revolving Credit Facility and the Continuing Rayonier Term Loans is payable either quarterly or based on a one-, three- or six-month interest period, depending on which type of interest rate is selected by the Borrowers. Interest on the Continuing Potlatch Term Loans is payable on the first day of each month and the maturity date for each such Continuing Potlatch Term Loan; provided that, if the Continuing Potlatch Term Loan due August 27, 2035 is a PCH Term SOFR loan, interest shall be payable on the last day of the interest period applicable thereto rather than the first day of each month.

The Borrowers expect to receive annual patronage refunds under the Credit Agreement from the Lenders party to the Credit Agreement that are lending institutions organized and existing pursuant to the Farm Credit Act of 1971 and under the regulation of the Farm Credit Administration. Patronage refunds are profits distributions made by a cooperative to its member-users based on the quantity or value of business done with the member-user.

All advances made under the Revolving Credit Facility must be paid on the maturity date for the Revolving Credit Facility and all advances made under the Term Loan Facilities must be paid on the maturity date for such Term Loan Facility. Advances under each facility may be prepaid, without penalty (other than payment of customary breakage costs for payment of an advance accruing interest at the Term SOFR Rate prior to the end of the interest period for such an advance), at any time in whole or part. An unused commitment fee (currently 0.175%), at an annual rate based on the Leverage Ratio, is due to each lender with a commitment under the Revolving Credit Facility on the daily average portion of such commitment that is unused.

The Credit Agreement contains financial covenants related to leverage and interest coverage, as well as other affirmative and negative covenants relating to, among other things, dividends, liens, mergers, dispositions of timber and timberlands, subsidiary debt, sales and issuances of capital stock of subsidiaries, and affiliate transactions.

The Credit Agreement contains customary events of default. If an event of default occurs and is continuing, the Lenders holding more than 50% of the outstanding amount of the commitments and advances under the credit facilities may accelerate amounts due under the Credit Agreement (except in the case of a bankruptcy or insolvency event of default, in which case such amounts shall automatically become due and payable).

Some of the potential Lenders under the Credit Agreement (and their respective subsidiaries or affiliates) have in the past provided, and may in the future provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to Rayonier and its subsidiaries and affiliates. These parties have received, and may in the future receive, customary compensation from Rayonier and its subsidiaries and affiliates for such services.

For a complete description of the terms of the Credit Agreement and the Guarantee Agreement, see Exhibits 10.1 and 10.2 hereto, respectively. The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement and the Guarantee Agreement, which is incorporated by reference herein.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Following the completion of Rayonier’s merger of equals transactions with PotlatchDeltic Corporation on January 30, 2026, Douglas M. Long, Rayonier’s Executive Vice President and Chief Resource Officer, informed Rayonier of his intention to retire, effective February 13, 2026.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.
The following are filed as Exhibits to this Report.

Exhibit No.	Exhibit Description
10.1
Second Amended and Restated Credit Agreement, dated as of January 30, 2026, among Rayonier Inc., Rayonier TRS Holdings Inc., Rayonier Operating Company LLC, Rayonier, L.P., PotlatchDeltic Forest Holdings, LLC and PotlatchDeltic Land & Lumber, LLC, as Borrowers, CoBank, ACB, as Administrative Agent, Swing Line Lender and an Issuing Bank, JPMorgan Chase Bank, N.A. and Truist Bank, as Co-Documentation Agents, and CoBank, ACB, AgFirst Farm Credit Bank, and AgWest Farm Credit, PCA, as Joint Lead Arrangers and Joint Bookrunners.

10.2
Second Amended and Restated Guarantee Agreement, dated as of January 30, 2026, among Rayonier Inc., Rayonier TRS Holdings Inc., Rayonier Operating Company LLC, Rayonier, L.P., PotlatchDeltic Forest Holdings, LLC and PotlatchDeltic Land & Lumber, LLC, PotlatchDeltic Timber, LLC, PotlatchDeltic REIT Southeastern, LLC, and PotlatchDeltic Manufacturing, LLC, as Guarantors, and CoBank, ACB, as Administrative Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC.

BY:	/s/ APRIL TICE
April Tice
Senior Vice President and Chief Accounting Officer

RAYONIER, L.P.

By: RAYONIER INC., its sole general partner

BY:	/s/ APRIL TICE
April Tice
Senior Vice President and Chief Accounting Officer

February 3, 2026

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